As filed with the Securities and Exchange Commission on March 7, 2008
Registration No. 333-144917

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)
22-3755714
(I.R.S. Employer Identification No.)
90 Nassau Street
Princeton, New Jersey 08542
(609) 683-3831
(Address, including registrant’s zip code, and telephone number, including area code, of principal executive offices)

Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary
Heartland Payment Systems, Inc.
Princeton, New Jersey 08542
(609) 683-3831
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Kevin T. Collins, Esq.
Jason M. Casella, Esq.
Heller Ehrman LLP
Times Square Tower
7 Times Square
New York, New York 10036

Approximate date of commencement of proposed sale to the public:
Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-144917) of registrant filed with the Securities and Exchange Commission on July 27, 2007 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.
     In accordance with the registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on March 6, 2008.

HEARTLAND PAYMENT SYSTEMS, INC.
By:	/s/ Robert O. Carr
Robert O. Carr
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Robert O. Carr Robert O. Carr	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 6, 2008
/s/ Robert H.B. Baldwin, Jr. Robert H.B. Baldwin, Jr.	Chief Financial Officer (Principal Accounting and Financial Officer)	March 6, 2008
* Scott L. Bok	Director	March 6, 2008
* Mitchell L. Hollin	Director	March 6, 2008
* Robert H. Niehaus	Director	March 6, 2008
* Marc J. Ostro	Director	March 6, 2008
* Jonathan Palmer	Director	March 6, 2008
* George F. Raymond	Director	March 6, 2008
* Richard W. Vague	Director	March 6, 2008

*By:	/s/ Robert O. Carr

	Robert O. Carr	March 6, 2008
Attorney-in-Fact